UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, following the recommendation of the nominating and governance committee of AdaptHealth Corp. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Diana L. Nole, age 59, to the Board, effective October 16, 2024. Ms. Nole will serve as a Class I director until her term expires at the 2026 annual meeting of stockholders, at which time she will stand for election by the Company’s stockholders.

From June 1, 2020 to October 4, 2024, Ms. Nole served as the Executive Vice President and General Manager of the Healthcare Division of Nuance Communications (which was acquired by Microsoft Corp. in 2022). Ms. Nole has previously served as the chief executive officer of Wolter Kluwers’ Healthcare division, president of Carestream’s Digital Medical Solutions business, and vice president of strategy, product management, and marketing for Eastman Kodak’s Healthcare Information Technology Solutions business. Ms. Nole has dual degrees in Computer Science and Math from the State University of New York at Potsdam and earned her MBA from the University of Rochester’s Simon School.

Ms. Nole will receive the same compensation opportunities as the Company’s other non-employee directors (pro-rated for the current year). A description of such compensation arrangement can be found on the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024. The Board has determined that Ms. Nole is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market.

There are no arrangements or understandings between Ms. Nole and any other person pursuant to which Ms. Nole was selected as a director, and there are no family relationships between Ms. Nole and any of the Company’s directors or executive officers. Ms. Nole does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

On October 16, 2024, the Company entered into an indemnification agreement with Ms. Nole, a form which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, which provides that, subject to limited exceptions, and among other things, the Company will indemnify Ms. Nole to the fullest extent permitted by law for claims arising in her capacity as a director of the Company. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of indemnification agreement.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on October 17, 2024, announcing the events described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Indemnification Agreement

99.1	Press Release dated October 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 22, 2024

AdaptHealth Corp.

By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	General Counsel